EXHIBIT 10.53

STANDARD OFFICE LEASE

ARTICLE 1.00 BASIC LEASE TERMS

1.01     Parties. This lease agreement (“Lease”) is entered into by and between the following Lessor and Lessee:

2221 Bijou Limited Liability Company (“Lessor”)
a Colorado Limited Liability Company

American Teleconferencing Service Ltd. (“Lessee”)

1.02     Leased Premises. In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to Lessee the following described premises (“leased premises”):

50,000	Square Feet (Approximate sq. ft. “phased-in as per Rent Schedule - Addendum A)
The Chidlaw Building	(Name of building or project)
2221 East Bijou Street	(Street address/suite number)
Colo Spgs, CO 80909	(City, State, and Zip code)

1.03     Leased Premises. Subject to and upon the conditions set forth herein, including Article 11.05, the term of this lease shall commence on 120 days after Lessee’s acceptance of plans and specifications or Lessor’s notice as set forth in Article 6.01 and shall terminate 120 months thereafter.

1.04     Base Rent and Security Deposit. Base rent is shown on Addendum A. Security deposit is $12,500.00.

1.05     Addresses.

Lessor’s	Lessee’s

2221 Bijou Limited Liability Co.	American Teleconferencing Services, Ltd.
c/o Fieldhill Properties	2221 East Bijou Street
P.O. Box 158	Colorado Springs, CO 80909
Chaska, MN 55318

1.06     Permitted Use. Office and related uses. Tenant shall have access and use availability on a 24-hour per day basis during the Lease term.

ARTICLE 2.00 RENT

2.01     Base Rent. Lessee agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.04 of this Lease, which amount shall be payable to Lessor at the address shown above. One monthly installment of rent shall be due and payable on the date of occupancy by Lessee for the first month’s rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the commencement date or completion date during the term of this Lease; provided, if the commencement date or the completion date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calender month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Lessee shall pay, as additional rent, all other sums due under this Lease.

2.02     Operating Expenses. In the event, Lessor’s operating expenses for the building and/or project of which the leased premises are a part shall, in any calendar year during the term of this Lease, exceed the sum of $1.18 per square foot, Lessee agrees to pay as additional rent Lessee’s pro rata share of such excess operating expenses. Lessor may invoice Lessee monthly for Lessee’s pro rata share of the estimated operating expenses for each calendar year, which amount shall be adjusted each year based upon anticipated operating expenses. Within ninety days following the close of each calendar year, Lessor shall provide Lessee an accounting showing in reasonable detail all computations of additional rent due under this section. In the event the accounting shows that the total of the monthly payments made by Lessee exceeds the amount of additional rent due by Lessee under this section, the accounting shall be accompanied by a refund. In the event the accounting shows that the total of the monthly payments made by Lessee is less than the amount of additional rent due by Lessee under this section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provision in this Lease, during the year in which the Lease terminates, Lessor, prior to the termination date, shall have the option to invoice Lessee for Lessee’s pro rata share of the excess operating expenses based upon the previous year’s accounting expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Lessee applicable to the year in which such termination shall occur shall be pro rated on the ratio that the number of days from the commencement of the calendar year to and including the termination date bears to 365. Lessee shall have the right, at its own expenses and within a reasonable time, to audit Lessor’s books relevant to the additional rent payable under this section. Lessee agrees to pay any additional rent due under this section within twenty (20) days following receipt of the invoice or accounting showing additional rent due.

2.03     Definition of Operating Expenses. The term “operating expenses” includes all expenses incurred by Lessor with respect to the maintenance and operation of the building of which the leased premises are a part, including, but not limited to, the following: maintenance, repair and replacement costs: electricity, fuel water, sewer, gas and common area utility charges; window washing; trash removal; landscaping and pest control; management fees, wages and benefits payable to employees of Lessor whose duties are directly connected with the operation and maintenance of the building; all services, supplies, repairs, replacements, or other expenses for maintaining and operating the building or project including parking and common areas; the cost, including interest, amortized over its useful life, of any capital improvement made to the building by Lessor after the date of this Lease which is required under any governmental law or regulation that was not applicable to the building at the time it was constructed; the cost, including interest, amortized over its useful life, of installation of any device or other equipment which improves the operating efficiency of any system within the leased premises and thereby reduces operating expenses; all other expenses which would generally be regarded as operating and maintenance expenses which would reasonably be amortized over a period not to exceed five years; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owners’ associations which accrue against the building of which the leased premises are a part during the term of this Lease and all insurance premiums Lessor is required to, pay or deems necessary to pay, including public liability insurance, with respect to the building. The term operating expenses does not include the following: repairs, restoration or other work occasioned by fire, wind, the elements or other casualty; income and franchise taxes of Lessor; expenses incurred in leased to or procuring of lessees, leasing commissions, advertising expenses and expenses for the renovating of space for new lessees; interest or principal payments on any mortgage of other indebtedness of Lessor; compensation paid to any employee of Lessor above the grade of property manager; any depreciation allowance or expense; or operating expenses which are the responsibility of Lessee.

2.04     Late Payment Charge. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Lessor on or before the fifteenth (15th) day of the month for which the rent is due, of if any other payment due Lessor by Lessee is not received by Lessor on or before the tenth day of the month next following the month in which Lessee was invoiced, a late payment charge of five percent of such past due amount shall become due and payable in addition to such amounts owed under this lease.

2.05     Increase in Insurance Premiums. If an increase in any insurance premiums paid by Lessor for the building is caused by Lessee’s use of the leased premises in a manner other than as set forth in Section 1.06, or if Lessee vacates the leased premises and causes an increase in such premiums, then Lessee shall pay as additional rent the amount of such increase to Lessor.

2.06     Security Deposit. The security deposit set forth above shall be held by Lessor for the performance of Lessee’s covenants and obligations under this Lease, it being expressly understood that the security deposit shall not be considered an advance payment of rental or a measure of Lessor’s damage in case of default by Lessee. Upon the occurrence of any event of default by Lessee, Lessor may, from time to time, and after the giving of notice as provided herein and should Lessee fail to cure, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Lessor as a result of the event of default or breach of covenant, and any remaining balance of the security deposit shall be returned by Lessor to Lessee upon termination of this Lease. If any portion of the security deposit is so used or applied, Lessee shall upon twenty days written notice from Lessor, deposit with Lessor by cash or cashier’s check an amount sufficient to restore the security deposit to its original amount.

2.07     Holding Over. In the event that Lessee does not vacate the leased premises upon the expiration or termination of this Lease, Lessee shall be a tenant at will for the holdover period of all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay lessor as base rental for the period of such holdover, an amount equal to two times the base rent which would have been payable by Lessee had the holdover period been a part of the original term of this Lease. In the event of holdover, Lessee agrees to vacate and deliver the leased premises to Lessor upon Lessee’s receipt of notice from Lessor to vacate. The rental payable during the holdover period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without the consent of Lessor, shall operate to extend the term of this Lease.

ARTICLE 3.00 OCCUPANCY AND USE

3.01     Use. Lessee warrants and represents to Lessor that the leased premises shall be used and occupied only for the purpose as set forth in Section 1.06. Lessee shall occupy the leased premises, conduct its business and use reasonable efforts to control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Lessee shall use reasonable efforts to not permit any operation which emits any odor or matter which intrudes into other portions of the building, use any apparatus or machine which makes undue noise or causes vibration in any portion of the building or otherwise interfere with, annoy or disturb any other lessee in its normal business operations or Lessor in its management of the building. Lessee shall neither permit any waste on the leased premises nor allow the leased premises to be used in any way which would, in the reasonable opinion of Lessor, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the building. It is expressly agreed that the leased premises do not include land beneath nor any space above the finished ceiling level of the premises, provided that Lessee shall have the non-exclusive right to use a portion of such space for the location of Lessee’s construction and equipment serving the leased premises subject to reasonable approval of Lessor as to location and installation.

3.02     Signs. No sign of any type or description shall be erected, placed or painted in or about the leased premises or project except those signs submitted to Lessor in writing and reasonably approved by Lessor in writing, and which signs are in conformance with Lessor’s reasonable sign criteria established for the project. All interior and exterior signs for tenant’s use shall be at tenant’s sole cost and expense but shall be included in the tenant improvement allowance provided by Landlord as set forth in Addendum B.

3.03     Compliance with Laws, Rules and Regulations. Lessee, at Lessee’s sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations or state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the leased premises. Lessee will comply with the rules and regulations of the building adopted by Lessor which are set forth on a schedule attached to this Lease. Lessor shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the building or the leased premises. All changes and amendments to the rules and regulations of the building will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

3.04     Warranty of Possession. Lessor warrants that it has the right and authority to execute this Lease, and Lessee, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the leased premises during the full term of this Lease as well as any extension or renewal thereof. Lessor shall not be responsible for the accts or omissions of any other lessee or third party that may interfere with Lessee’s use and enjoyment of the leased premises.

3.05     Inspection. Lessor or its authorized agents shall at any and all reasonable times and upon reasonable notice to Lessee have the right to enter the leased premises to inspect the same, to supply janitorial service or any other service to be provided by Lessor, to show the leased premises to prospective purchasers or lessees, and to alter, improve or repair the leased premises or any other portion of the building at reasonable times and upon reasonable notice. Lessee hereby waives any claim for damages for injury or inconvenience to or interference with Lessee’s business, any loss or occupancy or use of the leased premises, and any other loss occasioned thereby. Lessor shall at all times have and retain a key with which to unlock all doors in upon and about the leased premises at reasonable times and upon reasonable notice. Lessee shall not change Lessor’s lock system or in any other manner prohibit Lessor from entering the leased premises at reasonable times and upon reasonable notice. Lessor shall have the right to use any and all reasonable means which Lessor may deem proper to open any door in an emergency without liability therefor.

ARTICLE 4.00 UTILITIES AND SERVICE

4.01     Building Services. Lessor shall provide water and electricity for Lessee during the term of this Lease. Lessee shall pay all telephone charges. Lessor shall furnish Lessee hot and cold water at those points of supply provided for general use of other lessees in the building, central heating and air conditioning in season (at times Lessor normally provides these services to other lessees in the building, and at temperatures an in amounts as are considered by Lessor to be standard or in compliance with governmental regulations). Electric service shall be separately metered to the leased premises to assist in billing Lessee for its electrical consumption. Lessor shall also provide routine maintenance, painting and electric lighting service for all public areas and special service areas of the building in the manner and to the extent deemed by Lessor to be reasonably standard. Should any of the equipment or machinery break down, or for any cause cease to function properly, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no claim for rebate of rent on account of any interruption in service occasioned from the repairs. Lessor reserves the right from time to time to make changes in the utilities and services provided by Lessor to the building.

4.02     Theft or Burglary. Lessor shall not be liable to Lessee for losses to Lessee’s property or personal injury caused by criminal acts or entry by unauthorized persons into the leased premises or the building.

4.03     Janitorial Service. Lessor shall furnish janitorial services to the public areas of the building three to five times per week during the term of this Lease, excluding holidays. Lessee shall contract and pay for janitorial services to its leased premises.

4.04     Excessive Utility Consumption. Lessee shall pay all utility costs occasioned by high electrical consumption electrodata processing machines, telephone equipment, computers and other equipment of high electrical consumption, including without limitation, the cost of installing, servicing and maintaining any special or additional inside or outside wiring or lines, meters or submeters, transformers, poles, air conditioning costs, or the cost of any other equipment necessary to increase the amount or type of electricity or power available to the leased premises. Notwithstanding the foregoing, standard P.C., telephone equipment and other similar standard office equipment shall not be deemed high electrical consumption equipment.

4.05     Window Covering. Lessor shall furnish and install window coverings on all exterior windows to maintain a uniform exterior appearance. Lessee shall not remove or replace these window coverings or install any other window covering which would affect the exterior appearance of the building. Lessee may install lined or unlined over draperies in the interior sides of he Lessor furnished window coverings for interior appearance or to reduce light transmission, provided such over draperies do not affect the exterior appearance of the building or affect the operation of the building’s heating, ventilating and air conditioning systems.

4.06     Charge for Service. All costs of Lessor for providing the services set forth in Article 4.00 (except those charges paid by Lessee pursuant to Section 4.04) shall be subject to the additional rent provisions in Section 2.02.

ARTICLE 5.00 REPAIRS AND MAINTENANCE

5.01     Lessor Repairs. Lessor shall not be required to make any improvements (except the initial Lessor’s improvements required in Article 6.01 and Addendum B), replacements or repairs of any kind or character to the leased premises or the project during the term of this Lease except as are set forth in this section. Lessor shall maintain only the roof, foundation, parking and common areas, the structural soundness of the exterior walls, doors, corridors, windows and other structures or equipment serving the leased premises. Lessor’s cost of maintaining and repairing the items set forth in this section are subject to the additional rent provisions in Section 2.02. Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease.

5.02     Lessee Repairs. Lessee shall, at its own cost and expense, repair and replace any damage to injury to all or any part of the eased premises caused by any act or omission of Lessee or Lessee’s agents, employees, invitees, licensees or visitors; provided, however, if Lessee fails to make the repairs or replacements promptly, Lessor may, at its option, after giving notice to Lessee, and after Lessee having failed to make such repairs or replacements within twenty (20) days of the date of such notice, make reasonable repairs or replacements, and the cost of such repairs or replacements shall be charged to Lessee as additional rent and shall become payable by Lessee with the payment of the rent next due hereunder. Lessor may make emergency repairs without prior notice to Lessee.

5.03     Request for Repairs. All request for repairs or maintenance to the leased premises that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor at the address in Section 1.05.

5.04 Lessee Damages.          Lessee shall not damage any portion of the leased premises or building, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the leased premises to Lessor in as good condition as existed at the commencement date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the leased premises shall be borne by Lessee.

ARTICLE 6.00 ALTERATIONS AND IMPROVEMENTS

6.01     Lessor Improvements. Lessor will complete the construction of the improvements to the leased premises in accordance with plans and specifications agreed to by Lessor and Lessee, which plans and specifications are made a part of this Lease by reference. Any changes or modifications to the approved plans and specifications shall be made and accepted by written change order or agreement signed by Lessor and Lessee and shall constitute an amendment to this Lease. Either party may declare this Lease null and void if the plans and specifications are not mutually approved, despite the best efforts of the parties on or before forty-five (45) days after the execution date of this Lease. Lessor shall bear the expense of its architect for the Lessor improvements and Lessee shall bear the expenses of its space planning consultant.

6.02     Lessee Improvements. Lessee shall not make or allow to be made any alterations or physical additions in or to the leased premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld. Any alterations, physical additions or improvements to the leased premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease provided that Lessee shall be entitled to retain the property listed on Exhibit A attached hereto, and provided further that, Lessor, at its option, may require Lessee to remove any physical additions and/or repair any alterations in order to restore the leased premises to the condition existing at the time Lessee took possession, reasonable wear and tear excepted, all costs of removal and/or alterations to be borne by Lessee. This clause shall not apply to moveable equipment of furniture owned by Lessee, which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Lessor.

ARTICLE 7.00 CASUALTY AND INSURANCE

7.01     Substantial Destruction. If the leased premises should be totally destroyed by fire or other casualty, or if the leased premises should be damaged so that rebuilding cannot reasonably be completed within ninety working days after the date for written notification by Lessee to Lessor of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

7.02     Partial Destruction. If the leased premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within ninety working days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, and Lessor shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the building or other improvements substantially the same condition in which they existed prior to the damage. If the leased premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Lessee, its agents, employees, invitees or those for whom Lessee is responsible, the rent payable under this Lease during the period for which the leased premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within ninety working days from the date of written notification by Lessee to Lessor of the destruction, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under this Lease shall cease to exist.

7.03     Lessee’s Insurance. Lessee shall, at its sole expense, maintain in effect at all times during the Term insurance coverage with limits not less than those set forth below with insurers licensed to do business in the State of Colorado: a) Workers Compensation Insurance - minimum limit as defined by Statute and as same may be amended from time to time; b) Employer’s Liability Insurance - minimum limit $100,000; c) and Commercial General, Liability and Bodily Injury/Property Damage Insurance, on a combined single limit basis, with limits of not less than $500,000 per occurrence and with annual aggregate limits of not less than $1,000,000. These policies shall be on a form acceptable to Lessor, endorsed to include Lessor as an additional insured, state that the insurance is primary over any insurance carried by Lessor, and the commercial general liability policy shall include the following coverages: a) premises/operations; b) independent contractors; c) broad form contractual in support of the indemnity section of this lease; and, d) personal injury liability.

If Lessee does not procure insurance as required, Lessor may, upon reasonable advance written notice to Lessee, cause this insurance to be issued, and Lessee shall pay to Lessor the premium for this insurance within twenty (20) days of Lessor’s demand, plus interest at the highest lawful rate for a loan of like amount from the date of payment by Lessor until repaid by Lessee.

7.03.01           Lessor’s Insurance. Lessor shall maintain at all times during the term of this Lease form and after substantial completion: a) standard all-risk fire and casualty insurance, covering the building in amounts at lease equal to the full replacement cost of the building at the time in question, but in no event less than such coverage as is required to avoid co-insurance provisions; b) comprehensive public liability insurance; c) employer’s liability insurance; d) excess liability insurance over the insurance referred by subsection C of this section; e) worker’s compensation insurance in statutory limits; and, f) seen other insurance coverage as is customarily carried in respect of comparable buildings. The limits shall be increased by Landlord from time to time during the term of this lease to at least such minimum limits as shall than be customary in respect of comparable buildings.

7.03.02           General Requirements. All policies of insurance required under this article shall provide that they will not be canceled upon less than thirty (30) days prior written notice to Lessor and Lessee. Each party shall furnish to the other a certificate or certificates of insurance certifying that the insurance coverage required is in force, if requested by the other party. The coverage shall be issued by companies licensed to do business it the State of Colorado and otherwise reasonably satisfactory to the parties. Not less than thirty (30) days prior to expiration of the coverage, renewal policies or certificates of insurance evidencing renewal shall be provided. Any insurance required by the terms of this Lease may be under a blanket policy (or policies) covering other properties of Lessor or Lessee and/or their related or affiliated corporations. If such insurance is maintained under a blanket policy, the respective party shall procure and deliver to the other party a statement from the insurer or general agent of the insurer setting forth the coverage maintained and the amount thereof allocated to the risk intended to be insured here under.

7.04     Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all right of recover, claim, action or cause of action, against each other, their agents, offices and employees, for any loss or damage that may occur to the leased premises, improvements to the building which the leased premises are a part, or personal property within the building, by reason of fire or the elements, regardless of cause or origin, including negligence of Lessor or Lessee end their agents, officers and employees. Lessor and Lessee agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained it this section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers.

7.05     Hold Harmless. Lessor shall not be liable to Lessee’s employees, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property on or about the leased premises caused by any act of omission of Lessee, its agents, servants or employees, or of any other person entering upon the lease premises under express or implied invitation by Lessee, or caused by the improvements located on the leased premises becoming out of repair, the failure or cessation of any service provided by Lessor (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the leased premises. Lessee agrees to indemnify and hold harmless Lessor of and from any loss, attorney’s fees, expenses or claims arising out of any such damage or injury.

Lessee shall not be liable to Lessor’s employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the leased premises and caused solely by an act or omission of Lessor, its agents, servants or employees. Lessor agrees to indemnify and hold harmless Lessee of and from any loss, attorney’s fees, expenses or claims arising out of any such damage or injury.

ARTICLE 8.00 CONDEMNATION

8.01     Substantial Taking. If all or a substantial part of the leased premises are taken for any public or quasi-public use under any government law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the leased premises for the purpose for which it was then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Lessee shall have no claim to the condemnation award or proceeds in lieu thereof.

8.02     Partial Taking. If a portion of the leased premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the Lease is not terminated as provided in Section 8.01 above, Lessor shall at Lessor’s sole risk and expense, restore and reconstruct the building and other improvements on the leased premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Lessee shall have no claim to the condemnation award or proceeds in lieu thereof.

ARTICLE 9.00 ASSIGNMENT OR SUBLEASE

9.01     Lessor Assignment. Lessor shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the building. Any such sale transfer or assignment shall operate to release Lessor from any and all liabilities under this Lease arising after the date of such said assignment or transfer.

9.02     Lessee Assignment. Lessee shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the leased premises, in whole or in part, without the prior written consent of Lessor, which consent shall not be unreasonable withheld or delayed, and in no event shall any such assignment or sublease ever release Lessee or arty guarantor from any obligation or liability hereunder. No assignee or sublessee of the leased premises or any portion thereof may assign or sublet the leased premises or any portion thereof without the written consent of Lessor, which consent shall not be unreasonably withheld.

9.03     Conditions of Assignment. If Lessee desires to assign or sublet all or any part of the leased premises, it shall so notify Lessor at least thirty days in advance of the date on which Lessee desires to make such assignment or sublease. Lessee shall provide Lessor with a copy of the proposed assignment or sublease and such information as Lessor might reasonably request concerning the proposed sublessee or assignee to allow Lessor to make informed judgements as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen days after Lessor’s receipt of Lessee’s proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Lessor shall have the following options: (1) consent to the proposed assignment of sublease, or (2) refuse, in its reasonable determination to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Lessor gives Lessee written notice providing otherwise. Upon the occurrence of an event of default, if all or any party of the leased premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this lease or provided by law may, at its option, collect directly from the assignee or sublessee all rents becoming clue to Lessee by reason of the assignment of sublease, and Lessor shall have a security interest in all properties on the leased premises to secure payment of such sums. Any collection directly by Lessor from the assignee or sublessee shall not be construed to constitute a novation or a release of Lessee or any guarantor from the further performance of its obligations under this Lease.

9.04     Rights of Mortgagee. If the interests of Lessor under this Lease shall be transferred by reason of foreclosure of other proceedings for enforcement of any first mortgage or deed of trust on the leased premises, Lessee shall be bound to the transferee (sometimes called the “Purchaser”) under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as were Lessor under this Lease, and Lessee agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Lessor. The Lease shall remain in effect upon any foreclosure of, or purchase of, the building, so long as the Lessee is not then in default thereunder. Lessor shall use its best efforts to obtain an Attornment and Subordination Agreement, in a form acceptable to Lessee, between the parties and the existing mortgagee within ten (10) days after the execution hereof. Should the Agreement not be timely obtained, either party may declare this Lease null and void upon written notice to the other party posted within ten (10) days after the expiration of the ten (10) day period to provide the Agreement.

9.05     Estoppel Certificates. Lessee agrees to furnish, at reasonable times, within twenty days after receipt of a request from Lessor or Lessor’s mortgage, a statement certifying, if applicable, the following: Lessee is in possession of the leased premises; the leased premises are acceptable; the Lease is in full force and effect; he Lease is unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no known existing default by reason of some act of omission by Lessor; and such other matters as may be reasonably required by Lessor or Lessor’s mortgagee. Lessee’s failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Lessor, that Lesssor is not in default of any of its obligations under this Lease, and that Lessor has not received more than one month’s rent in advance.

ARTICLE 10.00 DEFAULT AND REMEDIES

10.01   Default by Lessee. The following shall be deemed to be events of default by Lessee under this Lease: (1) Lessee shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease. Lessee shall be in default if rent is not paid by the first day of each month. However, Lessee shall have the right to cure laid default until any eviction order be issued by a court of competent jurisdiction; (2) Lessee shall abandon any substantial portion of the leased premise; (3) Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within twenty days after written notice to Lessee unless the ability to timely cure is not within the control of Lessee; (4) Lessee shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it does not meet its financial obligations as they become due, or a receiver or trustee shall be appointed for ___ or substantially all of the assets of Lessee; or Lessee shall make transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (5) Lessee shall do or permit to be done any act which results in a lien being filed against the leased premises or the building and/or project of which the leased premises are a part unless Lessee provides reasonable protection therefor.

10.02   Remedies for Lessee’s Default. Upon the occurrence of any event of default set forth in this Lease, Lessor shall have the option to pursue any one or more of the remedies set forth herein without any notice or demand. (1) Lessor may enter upon and take possession of the leased premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying or any part of the leased premises without being liable for any claim for damages, and relet the leased premises on behalf of Lessee and receive the rent directly by reason of the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the leased premises; further, Lessee agrees to reimburse Lessor for any expenditures made by it in order to relet the leased premises, including, but not limited to, remodeling and repair costs. (2) Lessor may enter upon the leased premises, by picking or changing locks if necessary, without being liable for any claim to- damages, and, acting reasonable, do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee’s obligations under this Lease, (3) Lessee may terminate this Lease in which event Lessee shall immediately surrender the leased premises to Lessor, and if Lessee fails to surrender the leased premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the leased premises by picking or changing locks if necessary and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of this Lease under this section, whether through inability to relet the leased premises on satisfactory terms or otherwise. A rent concession or waiver of the base rent shall not relieve Lessee of any obligation to pay any other charge due and payable under this Lease including without limitation any sum due under Section 2.02. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Lessor only by mailing or delivering written notice of such termination to Lessee, as provided herein and no other act or omission of Lessor shall be construed as a termination of this Lease.

ARTICLE 11.00 DEFINITIONS

11.01   Abandon. “Abandon” means the vacating of all or a substantial portion of the leased premises by Lessee, whether or not Lessee is in default of the rental payments due under this Lease.

11.02   Act of God or Force Majeure. An “act of God” or “force majeure” is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor and which by the exercise of due diligence Lessor is unable, wholly or in part, to prevent or overcome.

11.03   Building or Project. “Building” or “project” as used in this Lease means the building and/or project described in Section 1.02, including the leased premises and the land upon which the building or project is situated.

11.04   Commencement Date. “Commencement date” shall be the date set forth in Section 1.03. The commencement date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession.

11.05   Completion Date. “Completion date” shall be the date on which improvements erected and to be erected upon the leased premises shall have been completed in accordance with the plans and specifications described in Article 6.00. The completion date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession. Lessor shall use its best efforts to establish the completion date as the date set forth in Section 1.03. In the event that the improvements have not in fact been completed as of that date, Lessee shall notify Lessor in writing of its objections. Lessor shall have a reasonable time after delivery of the notice in which to take such corrective action as may be necessary and shall notify Lessee in writing as soon as it deems such corrective action has been completed and the improvements are ready for occupancy. Upon completion of construction, Lessee shall deliver to Lessor a letter accepting the leased premises as suitable for the purposes for which they are let and the date of such letter shall constitute the commencement of the term of this Lease. Whether or not Lessee has executed such letter of acceptance, taking possession of the leased premises by Lessee shall be deemed to establish conclusively that the improvements have been completed in accordance with the plans and specifications, are suitable for the purposes for which the leased premises are let, and that the leased premises are in good and satisfactory condition as of the date possession was so taken by Lessee, except for latent defects, if any. The reasonable time to complete after notice shall not exceed 60 days unless the delays are caused by Lessee.

11.06   Square Feet. “Square feet” or “square foot” as used in this Lease includes the area contained within the leased premises together with a common area percentage factor of the leased premises proportionate to toe total rentable building area. Lessee’s actual percentage for computation of its share of operating expenses shall be agreed upon by the parties at the same time as agreement on the plans and specifications as required in Article 6.02.

ARTICLE 12.00 MISCELLANEOUS

12.01   Waiver. Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease so long as the event of default continues. Pursuit of any one or more of the remedies set forth in Article 10.00 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

12.02   Act of God. Lessor shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force Majeure or by Lessee.

12.03   Attorney’s Fees. In the event either party defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the non-defaulting party places in the hands of an attorney the enforcement of all or any part of this Lease, including an action for recovery of the possession of the leased premises, the defaulting party agrees to pay the non-defaulting party’s costs of collection, including reasonable attorney’s fees for the services of the attorney whether suit is actually filed or not.

12.04   Successors. This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor’s interest in the leased premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Lessee hereunder agrees to attorn to the then owner of the leased premises.

12.05   Rent Tax. If applicable in the jurisdiction where the leased premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

12.06   Captions. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any section.

12.07   Notice. All rent arid other payments required to be made by Lessee shall be payable to Lessor at the address set forth in section 1.05. All payments required to be made by Lessor to Lessee shall be payable to Lessee at the address set forth in Section 1.05, or at any other address within the United States as Lessee may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.05.

12.08   Submission of Lease. Submission of this Lease to Lessee for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Lessor and Lessee.

12.09   Corporate Authority. If Lessee executes this Lease as a corporation, each of the persons executing this Lease on behalf of Lessee does hereby personally represent and warrant that Lessee is a duly authorized and existing corporation, that Lessee is qualified to do business in the state in which the leased premises are located, that the corporation has full right and authority to enter into this Lese, and that each person signing on behalf of the corporation , is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Lessee.

If Lessor executes this Lease as a limited liability company, each of the persons executing this Lease on behalf of Lessor does hereby personally represent and warrant that Lessor is a duly authorized and existing limited liability company, that Lessor is qualified to do business in the state in which the leased premises are located that the limited liability company has full right and authority to enter into this Lease, and that each person signing on behalf of the limited liability company is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Lessor.

12.10   Severability. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application for such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

12.11   Lessor’s Liability. If Lessor shall be in default under this Lease and, if as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the assets of Lessor as a Limited Liability Company.

12.12   Indemnity. Lessor agrees to indemnify and hold harmless Lessee from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by through or on behalf of Lessor. Lessee agrees to indemnify and hold harmless Lessor from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessee.

12.13   Governing Law. Any interpretation of this Lease or any other determination of the rights or liabilities of the parties hereto, shall be governed by the laws of the State of Colorado.

12.14   Brokers. See attached Addendum C(5) for Broker’s Commission Provisions.

12.15   Time of Essence. Time is of the essence for all provisions of this Lease.

12.16   Rules and Regulations. The attached Rules and Regulations do hereby become a part of this Lease and Agreement.

ARTICLE 13.00 OTHER PROVISIONS

Addendum. Incorporated into this lease by reference.

Addendum A - Rent Schedule
Addendum B - Lessee’s improvements and Space Plan
Addendum C - Additional Provisions

ARTICLE 14.00 AMENDMENT AND LIMITATION OF WARRANTIES

Entire Agreement. IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

Amendment. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LESSOR AND LESSEE.

Limitation of Warranties. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OR MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

ARTICLE 14.00 SIGNATURES

SIGNED at Colorado Springs, this 23rd day of MAY, 1996

LESSOR:		LESSEE:
2221 Bijou Limited Liability Company, a Colorado Limited Liability Company		American Teleconferencing Services, Ltd.
/s/ ROBERT A. COWEN

BY:	/s LARS E. AKERBERG

Its	MANAGING PARTNER	Its	PRESIDENT

WITNESSES:	WITNESSES:
/s/ WILLIAM PLULTO	/s/ S.L. MOCK

/s/ BONNIE A. ALTMAN	/s/ RICHARD L. CLARK

ADDENDUM TO LEASE AGREEMENT

THIS ADDENDUM is entered this 1st day of August, 1996, by and between 2221 Bijou Limited Liability Company (“Lessor”) and American Teleconferencing Service, Ltd. (“Lessee”).

WITNESSETH, THE FOLLOWING RECITALS:

WHEREAS, on May 23, 1996 the parties entered into that certain Standard Office Lease concerning a portion of “The Chidlaw Building” located at 2221 Bijou Street, Colorado Springs, Colorado, and

WHEREAS, on July _____, 1996, the parties agreed on the plans and specifications for the build-out of the Tenant’s space, which agreement was a condition precedent to the validity of the Lease, and

WHEREAS, said agreement on the plans and specifications resulted in the parties’ agreement to modify additional terms.

NOW. THEREFORE, in consideration of the foregoing recitals, and the mutual covenants hereafter, the parties agree to the following amended terms:

1.         Base Rental Rate.    The initial Base Rental Rate shall increase from $6/sq. ft. to $6.80/sq. ft. Periodic increases thereafter shall remain at the $0 .25 or $0.50 increments as set forth in the Lease.

2.         Landlord’s Build-Out Expenses.   In consideration of the rental rate increase, Landlord’s build-out expenses shall be increased by a sum of $250,000.00, which expenses are financed by and in consideration for the rent increase.

3.         Ratification.    The parties hereby ratify and confirm all remaining terms, conditions and covenants of the original Standard Office Lease, not supplemented hereby.

IN WITNESS WHEREOF, the parties have signed this Addendum to Lease Agreement on the date above set forth.

LESSOR: 2221 Bijou Limited Liability Co.		LESSEE: American Teleconferencing Services,. Ltd.
By:	/s/ LARS E. AKERBERG	By:	/s/ ROBERT A. COWEN

Lars e. Akerberg
Its:	Managing Partner	Its:	President

AMENDED ADDENDUM A

BASE RENT SCHEDULE

1.04     Base Rent

(a)       Lessee agrees to pay the rent as set forth under the following Base Rent Schedule as Base Rent each month through the 120 month term of this Lease. The Base Rent shall be paid on the square feet actually occupied according to the schedule and shall not include any pro-rata portion of the non-rentable building area. In addition to the Base Rent, Lessee agrees to pay all expense relating to the leased premises as required herein and to pay its pro rata share of operating expenses relating to the building. Lessor’s estimate of the operating expenses it will incur for the building and leased premises is $1.18 per square foot during the first calendar year of the lease term exclusive of tenant utilities and tenant janitorial.

YEAR	BASE NNN RENT	SQ/FT LEASED	MONTHLY NNN RENT	ANNUAL NNN RENT

1 (mo. 1 – est)	$6.80	27,109	$15,361.77
1 (mo. 2 – 12, est)	$6.80	36,974	$20,951.93	$245,833.03
2 (mo. 13 – 18 est)	$7.05	45,000	$26,437.50
2 (mo. 1924 est)	$7.05	50,470	$29,651.12	$336,531.72
3 9/98 – 8/99	$7.30	50,470	$30,702.58	$368,430.96
4 9/99 – 8/00	$7.55	50,470	$31,754.04	$381,048.48
5 9/00 – 8/01	$7.80	50,470	$32,805.50	$393,666.00
6 9/01 – 8/02	$8.05	50,470	$33,856.96	$406,283.52
7 9/02 – 8/03	$8.30	50,470	$34,908.42	$418,901.04
8 9/03 – 8/05	$8.55	50,470	$35,959.88	$431,518.56
9 9/04 – 8/05	$8.80	50,470	$37,011.34	$444,136,08
10 8/05 – 8/06	$9.30	50,470	$39,113.96	$469,367.52

(b)       Triple Net Intent. It is the purpose and intent of Lessor and Lessee that the rent provided in Article 1.04 and 2.01 shall be absolutely net to Lessor, and that Lessee shall pay, without notice or demand, and without abatement, deduction or setoff and save Lessor harmless from and against, all costs, taxes, insurance (including the cost of the insurance set forth in Section 7.03), expenses of maintenance, repair and replacement, and other charges and expenses and obligations of every kind and nature whatsoever relating to the leased premises which may arise or become due during the term of this Lease. If Lessee is required to make any payment or incur any expense as provided in this Lease and fails to do so, then Lessor, at its option, may make the payment or incur the expense on Lessee’s behalf, and the cost thereof shall be charged to Lessee as additional rent and shall be due and payable by Lessee within twenty days from receipt of Lessor’s notice.

To accomplish a true Triple Net Lease, Lessee’s share of operating expenses shall be computed on the Lessee’s share of the “rentable” square feet rather than the “useable” square feet of the building. Until the building is 50% occupied or built out, Lessee’s share of operating expenses shall be 17.93%.

WHERE:

1.         TOTAL BLDG USEABLE SF = 296,380 SF

2.         TOTAL BLDG RENTABLE SF = 95% of the TOTAL BLDG
USEABLE SF (296,380 x 95% = 281,561 SF).

3.         Lessee’s operating expense percentage is:
50,470 SF divided by 281,561 Rentable SF = 17.93%

Notwithstanding the foregoing, during the first eighteen (18) months of the Lease (unless Lessee’s square feet is increased by actual occupancy from the above Base Rent Schedule), Lessee shall pay its share of operating expenses on its share of the Rentable SF according to the above formula computed only on the actual square feet leased. However, when computing Lessee’s share of the building utilities, Lessee’s share shall be computed as if Lessee occupied 50,470 SF during the first 18 months even though actual occupancy may be less than 50,470 SF.

At such time as 100% of the building layout is built out or planned space according to plans and specifications, the actual building Rental SF shall be computed and shall replace the estimate of 95% of Useable SF utilized in the above formula. Lessor shall provide written notice to Lessee of the actual Rentable SF at such time and Lessee shall thereafter pay its share of operating expenses on its share of the actual Rentable SF commencing with the next due monthly rental installment. At such time as 50% occupancy or build out of the building is attained, Lessor shall have the right to adjust the total building Rentable SF to actual using the 5% non-rentable estimate for the 50% portion of the building not built out. Provided, however, the total building Rentable SF shall never be less than 90% of total building Useable SF until the entire building is built out or planned space according to plans and specifications.

LESSOR: 2221 Bijou Limited Liability Co.		LESSEE: American Teleconferencing Services, Ltd.
By:	/s/ LARS E. AKERBERG	By:	/s/ S. L. MOCK

	Lars E. Akerberg		S. L. Mock, CFO
Its:	Managing Partner	Its:

ADDENDUM D TO STANDARD OFFICE LEASE -

ACCEPTANCE OF PLANS AND SPECIFICATIONS
AND
SQUARE FOOTAGE AGREEMENT

THIS ADDENDUM D is entered this 28th day of July, 1996, by and between 2221 Bijou Limited Liability Company (“Lessor”) and American Teleconferencing Service, Ltd. (“Lessee”).

WITNESSETH, THE FOLLOWING RECITALS:

WHEREAS, on May 23, 1996 the parties entered into that certain Standard Office Lease concerning a portion of “The Chidlaw Building” located at 2221 Bijou Street, Colorado Springs, Colorado, and

WHEREAS, Article 1.03 thereof specifies that the Lease “shall commence 120 days after Lessee’s acceptance of the plans and specifications as set forth in Article 6.01...”, and

WHEREAS, Article 6.01 allows either party to “declare this Lease null and void if the plans and specifications are not mutually approved ... on or before forty-five (45) days after execution of this Lease”, and

WHEREAS, Article 11.06 obligates the parties to agree on Lessee’s actual percentage for computation of its share of operating expenses concurrently with the agreement on the plans and specifications, and

WHEREAS, the parties desire to reach the agreements required in the foregoing recitals and to waive any related contingencies or rights to void the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual covenants hereafter, the parties agree as follows:

1.         Acceptance of Plans and Specifications. The parties hereby agree that the plans and specifications attached hereto as Exhibit A and executed by the parties are acceptable in all respects and shall govern the leasehold improvement obligations of the parties unless hereafter modified in a subsequent written change order executed by both parties. The right of either party to declare this Lease null and void pursuant to Article 6.01 is hereafter waived by each party.

2.         Completion/Lease Commencement Date. The “completion date” for Lessor’s leasehold improvements set forth in Article 6 and the Lease commencement date shall hereafter be deemed to be 43 days from and after the date of the execution of this Addendum; such, date remaining subject to the conditions of Article 11.05 of the Lease Agreement.

3.         Square Feet. Pursuant to Article 11.06, Lessee’s share of the operating expenses shall be determined by multiplying the total operating expenses as defined in the Lease times the following fraction:

the # of sq. feet actually occupied by Lessee from time to time as “phased-in” as per Rent Schedule -Addendum A _______ square feet; the total rentable building area 50,000 square feet = 17% of 296,380.

The “total rentable building area” in square feet as above indicated was computed according to the Building Owners and Managers Association’s Standards (BOMA). Should Lessor hereafter determine that the actual “total rentable building area” has decreased because of final build-out of tenant’s spaces, Lessor shall notify Lessee of the building’s new “total rentable building area” in square feet and as a result thereof, the new percentage for Lessor’s share of the operating expenses; which new percentage shall be effective immediately upon the posting of said notice.

4.         Ratification. It is not the intent of the parties hereto to modify the terms of the original Standard Office Lease but to supplement and reach the agreements required therein. The parties hereby ratify and confirm all terms, conditions and covenants of the original Standard Office Lease, not supplemented hereby.

2

IN WITNESS WHEREOF, the parties have signed this Addendum D on the date above set forth.

LESSOR: 2221 Bijou Limited Liability Co.		LESSEE: American Teleconferencing Services, Ltd.
By:	/s/ LARS E. AKERBERG	By:	/s/ ROBERT A. COWEN

	Lars E. Akerberg		Robert F. Cowen
Its:	Managing Partner	Its:	President

3

ADDENDUM E TO LEASE AGREEMENT

THIS ADDENDUM is entered this 4th day of October, 1996, by and between 2221 Bijou Limited Liability Company (“Lessor”) and American Teleconferencing Service, Ltd. (“Lessee”).

WITNESSETH, THE FOLLOWING RECITALS:

WHEREAS, on May 23, 1996 the parties entered into that certain Standard Office Lease concerning a portion of “The Chidlaw Building” located at 2221 Bijou Street, Colorado Springs, Colorado, and

WHEREAS, on July 18, 1996, the parties agreed on the plans and specifications for the build-out of the Tenant’s space, which agreement (identified as Addendum D to Standard Office Lease) was a condition precedent to the validity of the Lease, and

WHEREAS, said agreement on the plans and specifications resulted in the parties’ agreement to modify additional terms.

NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual covenants hereafter, the parties agree to the following amended terms:

1.         Leased Premises. Article 1.2 of the original Lease estimated the amount of square feet to be rented to be 50,000 square feet. Pursuant to the agreed upon plans and specifications, the actual area to be occupied by Lessee is agreed to be 50,470 square feet. The square feet upon which the “Base Rent” shall be paid shall be phased in as per the Amended Rent Schedule attached as Amended Addendum A.

2.         Base Rental Rate. The initial Base Rental Rate as set forth in Addendum A to the original Lease Agreement shall increase from $6/sq. ft. to $6.80/sq. ft. Periodic increases thereafter shall remain at the $0.25 or $0.50 increments as set forth in the Lease. An Amended Rent Schedule is attached as Amended Addendum A.

3.         Lessor’s Build-Out Obligations.

(a)       Amended Amount of Lessor’s Build-Out Obligation. In consideration of the rental rate increase and the adjusted square feet rented of 50,470 square feet, Lessor’s build-out expenses shall be increased from the original amount computed pursuant to Addendum B of the original Lease Agreement to the sum of $956,580.00 computed as follows:

50,470 SF x $14/SF	=	$706,580
plus “additional amount”	=	$250,000*

TOTAL		$956,580

      *   The consideration for the “additional amount” in Lessor’s obligation is the increase in the Base Rental Rate set forth in No. 2 of this Addendum E.

(b)       Excess Improvement Expenses/Lessee’s Payment Obligations. Lessee shall pay the excess build out expenses over and above the sum of $956,580 except those expenses specifically allocated to Lessor in the original Lease Agreement. Pursuant to Addendum B of the original Lease, Lessee’s obligation is to pay one-half (1/2) of its share upon the completion of the plans and specifications drawings and one-half (1/2) on substantial completion. By the execution hereof, Lessor agrees to modify the initial payment obligation to the sum of $100,000.00 with the balance due upon substantial completion and computation of final costs.

4.         Amended Lease Commencement-Occupancy-Completion Dates. The “completion date” and the “Lease Commencement Date” originally set forth in Article 6 of the Lease Agreement were amended by the parties in Addendum D and are hereby further amended so that Lessor’s obligation is to complete the construction of Phase I to allow occupancy thereof on or before September 1, 1996 and to further cause the completion of construction of Phase II by September 30, 1996. Phase I includes the Telephony, LAN, computer rooms, bathrooms, and OPS/RES open room, with mid-east entrance. Phase II shall include the general offices, executive rooms, reception and the remainder of the premises. The construction phases were determined in acccordance with the requirements of J. Roth Hyland, consulting program manager and ATS representative for site relocation, in his June 27, 1996 correspondence to Lessor’s architect, David Weesner.

2

The definition of “completion date” as set forth in Article 11.05 of the original Lease shall remain in effect including the reasonable time to complete after notice provided to Landlord not to exceed sixty (60) days unless the delays are caused by Lessee.

5.         Ratification. The parties hereby ratify and confirm all remaining terms, conditions and covenants of the original Standard Office Lease, not supplemented hereby.

IN WITNESS WHEREOF, the parties have signed this Addendum to Lease Agreement on the date above set forth.

LESSOR: 2221 Bijou Limited Liability Co.		LESSEE: American Teleconferencing Services, Ltd.
By:	/s/ LARS E. AKERBERG	By:	/s/ S. L. MOCK CFO

Lars E. Akerberg
Its:	Managing Partner	Its:

3

FIRST AMENDMENT TO
STANDARD OFFICE LEASE

THIS FIRST AMENDMENT, is made and entered into this __________ day of May, 1998 by and between 2221 BIJOU LLC, (“Lessor”), and AMERICAN TELECONFERENCING SERVICES, LTD., (“Lessee”).

WITNESSETH, THE FOLLOWING RECITALS:

WHEREAS, on May 23, 1996, the parties entered into a Standard Office Lease, hereafter “SOL” (which included Addendums dated July 18, 1996 and October 4, 1996) wherein Lessor agreed to lease to Lessee 54,470 SF in the Chidlaw Building located at 2221 East Bijou Street, Colorado Springs, Colorado 80909; the terms of which Standard Office Lease and Addendums are incorporated herein by reference, and

WHEREAS, Lessee desires to Lease expansion space of 4,190 useable SF (4,400 rentable SF) in the Chidlaw Building, and

WHEREAS, the parties have agreed on the terms necessary to amend the original Standard Office Lease and Addendums to include the expansion space.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants and undertaking hereafter, the parties agree to this First Amendment to Standard Office Lease and the following terms:

1.         LEASED PREMISES: In consideration of the covenants herein, the leased premises in the Standard Office Lease, hereafter “SOL” is expanded to include the 4,190 useable SF located on the upper level of the Chidlaw Building as identified on Exhibit A attached hereto and incorporated herein, hereafter “expansion space.”

2.         TERM: The lease term for the expansion space shall commence May 1, 1998 and terminate on August 31, 2006 so as to be co-terminus with the remaining term under the SOL.

3.         RENT: The NNN base rent for the expansion space shall initially be $8.75/SF/yr. payable in monthly installments due concurrently with the NNN base rent under the SOL. The NNN base rent shall be based on 4,400 rentable SF. Annually, commencing May 1, 1999, the NNN base rent shall increase in $.25/yr. increments. Attached as Exhibit B is the Base NNN Rent Schedule for the expansion space lease term.

4.         OPERATING EXPENSES: In addition to the NNN base rent, Lessee shall pay, its pro-rata share of the building and premises operating expenses as they are defined in the SOL. Payment shall be made in the same manner as set forth therein. Tenant space utilities for gas and water shall be included in the operating expenses but tenant space electrical consumption shall be separately metered and paid by tenant in addition to its share of operating expenses. For calendar year 1998. Lessee shall pay the estimated monthly sum of $432.67 for operating expenses; which monthly sum is based on the estimated annual operating expenses of $1.18/SF x 4,400 SF.

5.         EXPANSION SPACE LEASE IMPROVEMENTS: Lessor will pay to Lessee a landlord’s tenant improvement allowance of $17 per rentable square foot, or the sum of $74,800. The Landlord’s tenant improvement allowance shall be due and payable within thirty (30) days after substantial completion of the space build-out by tenant and certification of completion by the City of Colorado Springs. Lessee shall be responsible for construction of all tenant space and lease improvements to the expansion space. The provisions of Article 6.02 in Addendum B of the Standard Office Lease concerning Lessor’s consent to the plans and specifications for any improvements shall be applicable. The parties agree that Lessee intends to build out the tenant space and to construct improvements in a manner consistent with the existing leased space and landlord’s consent will not be unreasonably withheld under this understanding. Lessor may demand, as a condition of consent, that Lessee provide reasonable documentation and agrees to reasonable

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means of protecting Lessor and its lender against mechanic’s liens arising from any improvements; which protection documentation shall be provided prior to or contemporaneously with payment of the tenant improvement allowance.

The parties agree that the leased premises are currently in a condition acceptable to Lessee without further Lessor expense.

6.         PARKING SPACES: In consideration of the lease of the expansion space, Lessor shall, during the term, provide Lessee with an additional 24 parking spaces in proximity to tenant’s entrance for the expansion space.

7.         RATIFICATION AND CONFIRMATION: Except as herein provided, the parties hereby ratify and confirm that the remaining terms, of the Standard Office Lease dated May 23, 1996 and the Addendums dated July 18, 1996 and October 4, 1996 remain in full force and effect and, except as modified herein, shall govern the expansion space.

IN WITNESS WHEREOF, the parties have executed, this First Amendment to Standard Office Lease the dates below set forth.

LESSOR: 2221 BIJOU LIMITED LIABILITY CO.		LESSEE: AMERICAN TELECONFERENCING SERVICES, LTD.
By:	/s/ LARS E. AKERBERG	By:

Lars E. Akerberg
Its:	Managing Partner	Its:

Dated:		Dated:

3

SECOND AMENDMENT TO
STANDARD OFFICE LEASE

THIS SECOND AMENDMENT, is made and entered into this ___ day of May, 1998 by and between 2221 BIJOU LLC, (“Lessor”), and AMERICAN TELECONFERENCING SERVICES, LTD., (“Lessee”).

WITNESSETH, THE FOLLOWING RECITALS

WHEREAS, on May 23, 1996, the parties entered into a Standard Office Lease (which Standard Office Lease included Addendums dated July 18, 1996 and October 4, 1998) wherein Lessor agreed to lease to Lessee 54,470 SF in the Chidlaw Building located at 2221 East Bijou Street, Colorado Springs, Colorado 80909, commencing September 1, 1996; the terms of which Standard Office Lease and Addendums are incorporated herein by reference;

WHEREAS, on the same date hereof, the parties entered into a First Amendment to Standard Office Lease wherein Lessor agreed to lease to Lessee 4,400 additional rentable SF in the upper level of said building, the terms of which are incorporated herein by reference;

WHEREAS, Lessee desires to Lease expansion space of 48,405 useable SF (50,825 rentable SF) in the lower level of the Chidlaw Building; and

WHEREAS, building tenant Memorial Hospital has an existing Right of First Refusal to lease all remaining lower level space in the Chidlaw Building.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants and undertakings hereafter, the parties agree as follows:

1.        EXPANSION OF LEASED PREMISES. As and for an expansion of the leased premises subject to the Standard office Lease and First Amendment thereto, Lessor hereby leases, lets and demises to Lessee 50,825 rentable SF (48,405 usable SF x 1.05 R/U factor) as identified on the Lower Level Floor Plan of David Weesner Associates, dated March 19, 1998 and attached hereto as Exhibit A.

2.        TERM OF EXPANSION LEASED PREMISES. The term for the expansion leased premises shall be thirty-six (36) months commencing immediately upon the termination of the Right of First Refusal to lease in favor of Memorial Hospital (as hereafter required and set forth in Article 8) and ending thirty-six (36) months thereafter.

Notwithstanding the foregoing, Lessor shall have the right to terminate the term of the Lease as to part or all of the Leased Premises by the giving of ninety (90) days written notice to Lessee. Provided, however, Lessor may not give notice which becomes effective prior to the end of the eighteenth (18th) month of the Lease Term.

Lessee, at any time during the thirty-six (36) month Lease term, may, by written notice to Lessor, elect to extend the Lease Term to a term ending on August 31, 2006 for any designated portion of the Leased Premises in excess of 10,000 rentable SF. Lessor shall have the right, by written notice within ten (10) days of receipt of Lessee’s notice, to reject any area of the Leased Premises designated by Lessee if the designated area is deemed by Lessor, in its sole discretion, to be harmful to future leasing. In said notice, Lessor shall designate reasonable acceptable alternative space. Lessee shall have five (5) days thereafter to accept or reject Lessor’s alternative space proposal by written notice to Lessor.

Lessee’s election may not be exercised on any portion of the Leased Premises after the receipt of Lessor’s termination notice thereon given in accordance with the foregoing paragraph.

The NNN rental amount during any extended term elected by Lessee shall be in accordance with the Base Rent schedule set forth hereafter in Article 3.

3.        RENT SCHEDULE FOR EXPA1SION SPACE. As and for Rent during the term for the expansion space, or for any extended term elected pursuant to Article 2, Lessee shall pay Base Rent and

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Operating Expenses in the manner set forth in Article 2 and ADDENDUM A of the Standard Office Lease according to the following Rent Schedule, to-wit:

Base Rent Schedule

Months	Base III Rent	SQ. PT. Leased (rentable)	Annual III Rent	Monthly III Rent

1-36	$1.50/SP	50,825.00	$ 76,237.50	$ 6,353.13

19-36 (on extended term space)	$4.55/SP	50,825.00	$231,253.75	$ 19,271.15

37-48 “ ”	$4.80/SP	50,825.00 (or less)	$243,960.00	$ 20,330.00

49-60 “ ”	$5.05/SP	50,825,00(or less)	$256,666.25	$ 21,388.85

61-72 “ ”	$5.30/SP	50,825.00 (or less)	$267,372.50	$22,4477.71

73-84 “ ”	$5.55/SP	50,825.00 (or less)	$232,078.75	$ 23,50.56

85-96 “ ”	$5.33/SP	50,825.00 (or less)	$294,785.00	$ 24,565.42

96-8/31/2006	$6.05/SP	50,825.00 (or less)	$307,491.25	$ 25,624.27

Triple Net Intent. It is the purpose and intent of Lessor and Lessee that the base rent provided in the above schedule shall be absolutely net to Lessor, and that Lessee shall pay, AS ADDITIONAL RENT, without notice or demand, and without abatement, deduction or setoff and save Lessor harmless from and against, all prorated operating expenses in the manner and as defined in Article 2.02 and 2.03 of the Standard Office Lease. If Lessee is required to make any payment or incur any expense as provided in this Lease and fails to do so, then Lessor, at its option, may make the payment or incur the expense on Lessee’s behalf, and the cost thereof shall be charged to Lessee as additional rent and shall be due and payable by Lessee in accordance with Article 2.02 of the Standard Office Lease.

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Based on the expansion Leased Premises area of 50,825 SF, Lessee’s pro-rated share of operating expenses shall be 18.05%, computed as follows: 50,825 rentable SF divided by 281,561 rentable SF.

Lessor’s estimate of the operating expenses it will incur for the building and leased premises is $1.18 per square foot during the 1998 calendar year inclusive of tenant space utilities for gas and water but excluding tenant space electrical (which shall be separately metered and paid by tenant) and exclusive of tenant janitorial. Lessee agrees to pay as additional rent monthly, along with payments of Base Rent, the sum of $4,997.79 as its pro-rata share of operating expenses during calendar year 1998 of this Lease as provided in Paragraph 2.02 of the Standard Office Lease.

4.         IMPROVEMENTS TO EXPANSION LEASED PREMISES. In lieu of the provisions of Article 6.01 and 6.02 and ADDENDUM B of the Standard Office Lease, Lessor shall have no obligation to build out the expansion leased premises or to pay any tenant improvement allowance to Lessee. Lessee shall be solely responsible to build out the expansion leased premises. Prior to the commencement of any improvements, Lessee shall obtain the written consent of Lessor to the plans and specifications in the manner as provided in Article 6.02 of the Standard Office Lease. Lessor’s consent shall not be unreasonably withheld provided that Lessor may demand reasonable protection against mechanic’s liens and provided further that the Lessee’s planned improvements comply with applicable building codes and are in conformity and consistent with the general construction of the remainder of the leased premises including Lessee’s space leased in the original Standard Office Lease and First Amendment thereto.

Notwithstanding the foregoing, Lessor shall (1) deliver the Premises to Lessee in broom clear condition, (2) make available comparable electrical and HVAC capacity to the boundary of the expansion space as provided to Lessee’s existing space, (3) cause the encapsulation or removal of the asbestos floor tiles in the expansion space, at its sole expense, within forty-five (45) days after demand by written notice from Lessee, and (4) reimburse

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Lessee for one-half of the reasonable and necessary costs of the space demising walls (exclusive of interior and exterior dry wall finish) within fifteen (15) days of the completion thereof.

5.         PARKING. In addition to the parking privileges granted in the Standard Office Lease and the First Amendment thereto, Lessor shall make available to Lessee, at all times during the term for the expansion space, two (2) additional parking spaces per 1,000 rentable SF.

6.         BROKERS. Lessee represents and warrants to Lessor that it has not been represented by any broker who is entitled to receive or claim a commission based on the lease of the expansion space and shall hold Lessor harmless and indemnify Lessor from any claims to a commission. Lessor represents and warrants to Lessee that it has been represented Brokers Michael Palmer and James Spittler, Highland Commercial Group, L.L.C., (hereinafter “Highland”) and by no other broker. Lessor shall be solely responsible for payment of any leasing commission to its Brokers as aforesaid.

7.         ADOPTION OF REMAINING LEASE TERMS BY REFERENCE. Except as herein provided, the parties agree that the expansion space shall be subject to the terms, conditions and covenants of the Standard Office Lease and First Amendment thereto, which terms are adopted by reference as if fully set forth herein.

8.         CONTINGENCY. The parties understand and agree that the obligations of the parties herein are subject to and expressly contingent upon the waiver or release of the Right of First Refusal to lease the expansion space in favor of building tenant Memorial Hospital. Lessor shall be obligated to provide formal notice of the Right of First Refusal to Lease to said tenant within three (3) days after the execution hereof in the manner as set forth in the Memorial Lease, the provisions of which Lessee acknowledges receipt. Should Memorial Hospital waive or release its Right of First Refusal, this Lease shall become binding and immediately effective upon Lessor’s posting of written notice thereof to Lessee. Should Memorial exercise its Right of First Refusal, this Second Amendment to Standard Office Lease shall be deemed null and

5

void upon written notice to Lessee within two (2) business days following exercise of the right by Memorial Hospital.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Standard Office Lease the dates below set forth.

LESSOR: 2221 Bijou Limited Liability Co. Corporation		LESSEE: AMERICAN TELECONFERENCING SERVICES, LTD.
By:	/s/ LARS E. AKERBERG	By:

Lars E. Akerberg

Its:	Managing Partner	Its:

Dated:		Dated:

6

THIRD AMENDMENT TO
STANDARD OFFICE LEASE

THIS THIRD AMENDMENT, is made and entered into this _____ day of September, 1999 by and between 2221 BIJOU LLC, a Colorado Limited Liability Company (“Lessor”), and American Teleconferencing Services, Ltd., (“Lessee”).

WITNESSETH, THE FOLLOWING RECITALS:

WHEREAS, on May 23, 1996, the parties entered into a Standard Office Lease (which Standard Office Lease included Addendums dated July 18, 1996 and October 4, 1996) wherein Lessor agreed to lease to Lessee 54,470 SF in the Chidlaw Building located at 2221 East Bijou Street, Colorado Springs, Colorado 80909, commencing September 1, 1996; the terms of which Standard Office Lease and Addendums are incorporated herein by reference;

WHEREAS, on May 5, 1998, the parties entered into a First Amendment to Standard Office Lease wherein Lessor agreed to lease to Lessee an additional 4,400 rentable SF in the upper level of said building; the terms of which are incorporated herein by reference;

WHEREAS, on May 5, 1998, the parties entered into a Second Amendment to Standard Office Lease wherein Lessor agreed to lease to Lessee 50,825 rentable SF in the lower level of said building; the terms of which are incorporated herein by reference; and

WHEREAS, the parties desire to extend the lease term on a portion of the lower level space leased under the Second Amendment to Standard Lease (hereafter “Improved Space”) and to further modify the lease terms concerning the remaining lower level space (hereafter “Unimproved Space”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants and undertakings hereafter, the parties agree, effective as of November 15, 1999, as follows:

1.         LEASED PREMISES. From and after November 15, 1999, the leased premises, originally described in the Second Amendment to Standard Office Lease as:

48,405 useable SF x 1.05 R/U factor = 50,825 rentable SF shall be designated as:

“UNIMPROVED SPACE” - consisting of 29,475 useable SF x 1.05 RU factor = 30,949 rentable SF (depicted as ATS RESERVE 14,980 SF and ATS RESERVE 14,495 SF on Exhibit A - The Lower Level Floor Plan attached hereto and incorporated herein.

AND

“IMPROVED SPACE” - consisting of 18,930 useable SF x 1.05 R/U factor = 19,876 rentable SF (depicted as PHASE ONE OCCUPIED 7,830 SF and PHASE TWO UNDER CONSTRUCTION 11,100 SF on Exhibit A - The Lower Level Floor Plan attached hereto and incorporated herein.

2.         TERM. Article 2 - TERM OF EXPANSION LEASED PREMISES, as contained in the Second Amendment to Standard Office Lease, is hereby modified by its deletion in its entirety and by substitution of the following:

a.        Lease Term for Unimproved Space. The original lease term of 36 months for the unimproved 30,949 rentable SF shall remain the same and the parties hereby confirm and ratify that its termination date is May 14, 2001.

Lessor shall no longer have the right to notify Lessee of the termination of the lease term prior to May 14, 2001. In consideration for Lessor’s waiver of this right of early termination, Lessee agrees that should it desire to improve all or any portion of the space during the lease term, then commencing 90 days after Lessor approves the plans and specifications for the improvements pursuant to Article 4 of the Second Amendment to Standard Office Lease, the lease term on the area approved for improvement shall be extended to August 31, 2006 so as to be coterminous with the lease term for the remainder of Lessee’s space in the building.

However, Lessee, at any time during the remaining lease term, may by written notice to Lessor, elect to extend the lease term to a term ending on August 31, 2006 for any designated portion of the unimproved space. Upon receipt of any said notice, Lessor shall have the right, by written notice within ten days of receipt of Lessee’s notice, to reject any area of the leased premises designated by Lessee if the designated area is deemed by Lessor, in its sole discretion, to be harmful to future leasing. In said notice, Lessor shall designate reasonably acceptable alternative space of the same area. Lessee shall have five days thereafter to accept or reject Lessor’s alternative space proposal by written notice to Lessor.

b.        Lease Term for Improved Space. The original lease term for the 19,876 improved rentable SF is hereby extended to August 31, 2006.

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3.         RENT SCHEDULE. Article 3 - RENT SCHEDULE FOR EXPANSION SPACE, as contained in the Second Amendment to Standard Office Lease, is hereby modified by its deletion in its entirety and by substitution of the following:

As and for the base NNN rent during the lease terms for the Unimproved Space and for the Improved Space, Lessee shall pay base rent (and the operating expenses) in the manner set forth in Article 2 and Addendum A of the original Standard Office Lease according to the following rent schedules, to-wit:

IMPROVED SPACE
Base Rent Schedule

Term	Base NNN Rent	SQ. FT. Leased (rentable)	Annual NNN Rent		Monthly NNN Rent

11/15/99 - 5/14/2001	$4.55	19,876	$135,653.76	(18 mos.)	$7,536.32
05/15/01 - 05/14/02	$4.80	19,876	$95,404.80		$7,950.40
05/15/02 - 05/14/03	$5.05	19,876	$100,373.80		$8,364.48
05/15/03 - 05/14/04	$5.30	19,876	$105,342.80		$8,778.57
05/15/04 - 05/14/05	$5.55	19,876	$110,311.80		$9,192.65
05/15/05 - 05/14/06	$5.80	19,876	$115,280.80		$9,606.73
05/15/06 - 08/31/06	$6.05	19,876	$35,072.87	(3 ½ mos.)	$10,020.82

UNIMPROVED SPACE
Base Rent Schedule

Term	Base NNN Rent	SQ. FT. Leased (rentable)	Annual NNN Rent		Monthly NNN Rent

11/15/99 - 5/14/2001	$1.50	30,949	$69,635.34	(18 mos.)	$3,868.63

FOR ANY OF UNIMPROVED SPACE ON WHICH THE LEASE TERM IS EXTENDED TO 8/31/2006

11/15/99 - 05/14/01	$4.55	SF Elected	As Calculated	As Calculated
05/15/01 - 05/14/02	$4.80	SF Elected	As Calculated	As Calculated
05/15/02 - 05/14/03	$5.05	SF Elected	As Calculated	As Calculated
05/15/03 - 05/14/04	$5.30	SF Elected	As Calculated	As Calculated
15/15/04 - 05/14/05	$5.55	SF Elected	As Calculated	As Calculated
05/15/05 - 05/14/06	$5.80	SF Elected	As Calculated	As Calculated
05/15/06 - 08/31/06	$6.05	SF Elected	As Calculated	As Calculated

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Triple Net Intent. It is the purpose and intent of Lessor and Lessee that the base rent provided in the above schedule shall be absolutely net to Lessor, and that Lessee shall pay, AS ADDITIONAL RENT, without notice or demand, and without abatement, deduction or setoff and save Lessor harmless from and against, all prorated operating expenses in the manner and as defined in Article 2.02 and 2.03 of the Standard Office Lease. If Lessee is required to make any payment or incur any expense as provided in this Lease and fails to do so, then Lessor, at its option, may make the payment or incur the expense on Lessee’s behalf, and the cost thereof shall be charged to Lessee as additional rent and shall be due and payable by Lessee in accordance with Article 2.02 of the Standard Office Lease.

4.         ADOPTION OF REMAINING TERMS BY REFERENCE. Except as otherwise herein provided, the parties agree that the leased premises described herein shall be subject to the terms, conditions and covenants of the Standard Office Lease, Addendums thereto and the First and Second Amendments thereto; which terms are adopted by reference as if fully set forth herein.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Standard Office :Lease the dates below set forth.

LESSOR:		LESSEE:

2221 Bijou Limited Liability Co. a Colorado Limited Liability Company		American Teleconferencing Services, Ltd.

By:	FLENINGE PARTNERSHIP, a Minnesota General Partnership, its Chief Manager	By:	/s/ PATRICK G. JONES

		Its:	Sr. VP

By:	/s/ LARS E. AKERBERG

Lars E. Akerberg
Its:	Partner
Dated:	9/2/99	Dated:

4

RELEASE AND WAIVER OF LIEN
AND INDEMNITY AGREEMENT

THE STATE OF COLORADO)
                                                       ) ss.    KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF EL PASO           )

IN CONSIDERATION of the payment made to the undersigned (“Tenant”) by 2221 Bijou LLC (“Owner”), such payment being all amounts owed to Tenant under the Lease between Owner and Tenant dated May 5, 1998, through the “Effective Date” (defined in the second paragraph below), in connection with the furnishing of labor, materials and/or services for construction or repairs (herein called the “Services”) through the Effective Date at the property having the physical address of 2221 East Bijou Street, Colorado Springs, Colorado 80909 (together with all improvements thereon called the “Property”), the receipt and adequacy of such full payment in the amount of $74,800.00 paid by check # _______ being hereby acknowledged, Tenant hereby (a) releases and discharges Owner from all amounts owed through the Effective Date in connection with the Services, and (b) releases and discharges Owner and the Property from any liens, claims of liens, and any other charges which Tenant may now or hereafter have against Owner or the Property for Services through the Effective Date, whether or not evidenced by lien affidavits, and whether or not filed for record.

It is Tenant’s intent that Owner and the Property be free from all liens and lien claims that Tenant or any party acting by, through, or under the Tenant may now or hereafter have against the Owner or the Property for Services through the Effective Date. This Release and Waiver of Lien and Indemnity Agreement is effective for all Services up to and including the 31st day of December, 1998 (the “Effective Date”).

Tenant represents that the Services work through the Effective Date have actually been done, and all subcontractors, laborers and materialmen employed by Tenant or otherwise acting through or under Tenant, and all related costs for materials placed or installed on the Property and rent payments for equipment used, if any, for the Services have been fully paid through the Effective Date.

Tenant will indemnify and hold harmless Owner and any lender holding a mortgage on the Property from and against all liability and costs arising from any claim or lien that may at any time be asserted against Owner, any such lender or the Property by Tenant or any other party by virtue of the Services performed through the effective Date.

EXECUTED this 12th day of February 1999.

TENANT:	American Teleconferencing Services, Ltd., a Missouri Corporation
By:	/s/ FERYL L. HYLAND

Feryl L. Hyland
Its:	Facilities/Administration Manager

ACKNOWLEDGMENT

THE STATE OF COLORADO)
                                                       ) ss.
COUNTY OF EL PASO           )

BEFORE ME, the undersigned, a Notary Public, on this day personally appeared Feryl L. Hyland, of American Teleconferencing Services. Ltd., a Missouri Corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that she executed the same for the purposes and consideration therein expressed, and in the capacity therein stated, and as the act and deed of said company.

/s/ MARIA J. LECERE

Notary Public

SWORN AFFIDAVIT OF TENANT PRINCIPAL

THE STATE OF COLORADO)
                                                      ) ss.
COUNTY OF EL PASO           )

The undersigned, after having been by me, a notary public in and for said County and State, first duly sworn, on oath deposes and states:

“All of the statements and facts set out above in this Release and Waiver of Lien and Indemnity Agreement are true and correct, and I hereby restate the lien releases of Contractor contained herein. I have no notice of any claim, lien, or right to lien in favor of any laborer, serviceman or materialmen, and all money advanced by Owner has gone solely for the payment of labor, materials and/or services utilized on such job by my company.”

AMERICAN TELECONFERENCING SERVICES, LTD., a Missouri Corporation
By:	/s/ FERYL L. HYLAND

Feryl L. Hyland
Title:	Facilities/ Administration Manager

SUBSCRIBED AND SWORN TO BEFORE THE UNDERSIGNED, a notary public in and for the county and state first above named, on this 12th day of February 1999.

/s/ MARIA J. LECERE

Notary Public